Exhibit 3.3

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “GOT TO BE REAL L.L.C.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 1997, AT 9 O’CLOCK A.M.

	[SEAL]
		/s/ Edward J. Freel
		Edward J. Freel, Secretary of State

2788305 8100		AUTHENTICATION:	8621040

971282184		DATE:	08-25-97

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/22/1997 971282184 - 2788305

CERTIFICATE OF FORMATION

OF

GOT TO BE REAL L.LC.

The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the “company”), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1. The name of the limited liability company is GOT TO BE REAL L.L.C.

2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on August 22, 1997

/s/ Leif A. Tonnessen
Leif A. Tonnessen, Authorized Person

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ATLANTIC/143 L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GOT TO BE REAL L.L.C.” TO “ATLANTIC/143 L.L.C.”, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF JULY, A.D. 2001, AT 1 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

	[SEAL]
		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2788305 8100H		AUTHENTICATION:	2876700

040036236		DATE:	01-16-04

CERTIFICATE OF AMENDMENT

OF

ATLANTIC/143 L.L.C.

1.                                       The name of the limited liability company is Atlantic/143 L.L.C.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follow:

The authorization of the present registered agent of the limited liability company, National Registered Agents, Inc., be and the same is hereby withdrawn and the registered office of the limited liability company in the State of Delaware is changed from c/o National Registered Agents, Inc. at 9 East Loockerman Street, Dover, Delaware 19901 to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be and is hereby constituted and appointed the registered agent of this limited liability company at the address of its registered office.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Atlantic/143 L.L.C this 25th day of July, 2001.

ATLANTIC/143 L.L.C.

By:	/s/ Janice Cannon
Name: Janice Cannon
Title: Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 07/27/2001
010368420 - 2788305